Exhibit 99.1

Hot Topic, Inc. Reports July Comp Store Sales up 7.3%

Raises guidance for the 2nd quarter

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--August 3, 2011--Hot Topic, Inc. (NASDAQ Global Select Market: HOTT) today announced the sales results for its fiscal month of July (four weeks ended July 30, 2011). A summary of the sales results by division (including Internet) is as follows:

	Comparable Store Sales % Change		Net Sales
	This Year	Last Year	$ Millions	% Change To Last Year
JULY:
Hot Topic	6.2%	-9.4%	$39.3	4.5%

Torrid	11.8%	-7.2%	$11.6	9.8%

Total Co.	7.3%	-9.0%	$50.9	5.5%

SECOND QUARTER:
Hot Topic	1.2%	-6.5%	$112.2	-0.7%

Torrid	7.4%	-6.0%	$38.7	5.3%

Total Co.	2.6%	-6.4%	$150.9	0.6%

YEAR TO DATE:
Hot Topic	-0.1%	-9.6%	$228.2	-2.0%

Torrid	5.9%	-0.4%	$84.0	5.4%

Total Co.	1.3%	-7.6%	$312.2	-0.1%

The company raised its second quarter (13 weeks ended July 30, 2011) guidance to be a net loss of approximately $0.08 per share excluding the costs associated with the changes discussed in the press release issued on March 28, 2011. Previous guidance for the company was in the range of a net loss of $0.09 to $0.11 per share based upon comparable store sales that were approximately flat.

As previously announced, the company will discontinue monthly sales reporting, effective in the third quarter of fiscal 2011. The company will report quarterly sales results on the first Wednesday following the close of each fiscal quarter.

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss second quarter results, business trends, guidance and other matters is scheduled for August 17, 2011 at 4:30 PM (ET). The conference call number is 866-578-5747, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 39268761, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. As of July 30, 2011, the company operated 636 Hot Topic stores in all 50 states, Puerto Rico and Canada, 145 Torrid stores, and Internet stores hottopic.com and torrid.com.

This news release and the aforementioned recorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 29, 2011, and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO 626-839-4681 x2675